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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ShoLodge, Inc. on Form S-8 relating to the First Amendment to the 1991 Stock Option Plan of our reports dated March 7, 1997 appearing in the Annual Report on Form 10-K of ShoLodge, Inc. for the year ended December 29, 1996.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Nashville, Tennessee
June 23, 1997